                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 27, 1995


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

                       Pennsylvania Power & Light Company
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905              23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)



Registrant's telephone number,including area code 610-774-5151



___________________________________________________________________________
      (Former name or former address, if changed since last report.)

Item 5.	Other Events



	On September 27, 1995, the Pennsylvania Public Utility Commission ("PUC") issued a final order with respect to the base rate case filed by Pennsylvania Power & Light Company (the "Company") on December 30, 1994. The Company is a subsidiary of PP&L Resources, Inc. ("Resources").

	The Company's request to increase base rates, which was its first in ten years, sought to increase PUC jurisdictional revenues by $261.6 million -- or about 11.7 percent. The PUC's final decision in the rate case grants the Company a $107 million increase based on test year conditions. An allocation of a $22 million credit to base rates from the energy cost rate ("ECR") will produce an $85 million -- or about 3.8 percent -- increase in PUC jurisdictional revenues effective September 28, 1995.

	The following tabulation provides a summary comparison of the Company's filing and the final decision of the PUC:

                                     Original
                                      Filing      Allowed

Rate Base ($ - Millions)             $5,017.7     $5,017.7

Return ($ - Millions)                  $508.9       $478.7

Rate of Return                         10.14%        9.54%

Return on Common Equity                13.00%       11.50%


	The following are the major components of the PUC's decision:

o	The decision allows the Company to levelize the amount
of depreciation on pre-1989 property at its Susquehanna nuclear station at $173 million for the period October
1, 1995 through December 31, 1998, thereby eliminating the adverse impact on earnings that previously resulted from the modified sinking fund depreciation applicable to Susquehanna. As part of its proposal to levelize depreciation, the Company has agreed to automatically reduce base rates on January 1, 1999 to reflect the return to straight line depreciation in the amount of $102 million for Susquehanna. This change in depreciation will result in a $90 million annual reduction in base rates effective January 1, 1999.

o	When it decided the Company's last base rate case in
1985, the PUC found that the Company had excess generating capacity. As a result, the PUC disallowed the Company a return on the common equity invested in Susquehanna Unit No. 2. In its September 27 decision, the PUC has determined that all of the Company's generating capacity is necessary to meet customer needs, rejecting the arguments of some intervenors that an excess capacity adjustment should be imposed on the Company. As a result of the PUC's action in this regard, the Company's base rates include a full return on all of its generating facilities used to serve retail customers, as well as, all operating expenses associated with those facilities.

o	The PUC's decision permits recovery of the PUC
jurisdictional amount of retiree health care costs applicable to operations -- the amount incurred under the prior "pay-as-you-go" method -- about $7 million annually -- and the amount resulting from the adoption of Statement of Financial Accounting Standards (SFAS)
106, "Employers' Accounting for Postretirement Benefits
Other Than Pensions" -- about $11 million annually. In addition, the decision permits the Company to recover, over a period of about 17 years, the amount of SFAS 106 costs that would have been deferred from January 1, 1993 through September 30, 1995 pursuant to a PUC order, but for a Pennsylvania Commonwealth Court
("Commonwealth Court") decision (now awaiting possible
Pennsylvania Supreme Court review) that the Company could not recover these deferred costs. As a result of the PUC decision, which provides for recovery of $27 million of previously expensed SFAS 106 costs, the Company will record a $15.7 million after-tax credit to income (9.9 cents per share of Resources' common stock) in September 1995.

o	The PUC decision permits the Company to recover the PUC
jurisdictional amount -- $65.7 million -- of the cost of its 1994 voluntary early retirement program in customer rates ratably over a period of five years. As a result, the Company will record a $37.8 million after-tax credit to income (23.9 cents per share of Resources' common stock) in September 1995 to reverse the charge for this program that was recorded in the fourth quarter of 1994. The estimated annual savings from the program also are reflected in the allowed rates.

o	The PUC decision permits recovery over a 10-year period
of certain deferred operating and capital costs, net of energy savings, incurred from the time Susquehanna Unit
No. 2 was placed in commercial operation until the effective date of the rate increase for that Unit, but denies recovery of those costs for Unit No. 1. As a result of the PUC's decision with respect to Susquehanna Unit No. 1, the Company expects to record a one-time charge in September 1995 which, after taxes, will reduce the Company's net income by $20.4 million, or 12.9 cents per share of Resources' common stock.

o	The combined after-tax effect of the credits to the
Company's net income to reflect recovery of the costs associated with SFAS 106 and the voluntary early retirement program and the charge to net income to reflect the disallowance of Susquehanna Unit No. 1 deferred costs will result in an increase in net income of $33.1 million, or 20.9 cents per share of Resources' common stock in the third quarter of 1995.

o	In its decision, the PUC made several adjustments to
the amount requested by the Company for the currently estimated cost of decommissioning the Susquehanna station. These adjustments included the elimination of the $106.6 million contingency amount included in the decommissioning cost estimate, an increase in the earnings assumption on the decommissioning fund from
5.5 percent to 7.5 percent and a reflection of post-shutdown earnings on the fund in calculating the total amount necessary to decommission Susquehanna. After giving effect to these adjustments, the total amount of Susquehanna decommissioning costs included in PUC jurisdictional rates is $9.5 million annually.

o	The PUC's decision reduces the return on common equity
from the 13.0 percent requested by the Company to 11.5 percent. In addition to the reduction in the return on common equity, the PUC made several other adjustments and disallowances in rendering its final decision.
Except for the reduction in the return on common equity and the one-time charge relating to the denial of the claim for deferred operating and capital costs for Susquehanna Unit No. 1, the adjustments and disallowances included in the PUC's decision do not have a significant adverse impact on the Company's and Resources' earnings.

o	The Company is providing Jersey Central Power & Light
Company ("Jersey Central") with 945 megawatts of capacity and related energy from all the Company's generating units -- i.e., a "slice" of the Company's generating system. Sales to Jersey Central will continue at this level through 1995, with the amount then declining at the rate of 189 megawatts each year until the end of the agreement on December 31, 1999.
The Company also is providing: (i) Atlantic City
Electric Company ("Atlantic") with 125 megawatts of capacity and related energy from the Company's wholly-owned, coal-fired stations; and (ii) Baltimore Gas and Electric Company with 129 megawatts of capacity and related energy from the Susquehanna station. The agreement with Atlantic originally provided for sales to continue through September 2000. However, in March
1995 Atlantic notified the Company that it intends to terminate the agreement in March 1998 pursuant to the termination provisions in the agreement. The Company expects to be able to resell the capacity and energy at prices approximately equal to those received from Atlantic. Sales to Baltimore Gas and Electric Company will continue through May 2001.

	In its decision, the PUC ruled that the Company cannot include in its ECR the cost of this capacity as it returns to the Company. At the same time, however, the PUC also ruled that the Company was not required to flow back to customers through the ECR the revenues received for sales of such returning capacity.
Accordingly, while the costs of the returning capacity will have an adverse effect on earnings, the PUC's decision permits the benefits that can be achieved from sales of the returning capacity to inure to shareowners. In this regard, the Company estimates that annual revenues associated with each 189 megawatt
"slice" of returning capacity from Jersey Central are about $40 million and that economy energy sales of each such slice on the Pennsylvania-New Jersey-Maryland
Interconnection ("PJM") would produce about $25 million of annual revenues. In addition, the Company has entered into a new agreement under which the Company will provide Jersey Central with increasing amounts of installed capacity credits and energy from all of the Company's generating units as follows:

                                                  Amount
                   Period                      (Kilowatts)

           June 1997 - May 1998                   150,000
           June 1998 - May 1999                   200,000
           June 1999 - May 2004                   300,000

	Sales under the new agreement will be priced based on a predetermined demand factor that escalates over time, plus an energy component based on the Company's actual energy related costs. The Company will continue to seek out additional opportunities to market its low cost capacity and energy in the bulk power markets, to produce revenues in excess of the amount that would be realized through economy energy sales on the PJM.

	The parties have 30 days to appeal the PUC's Septem-ber 27 decision to the Commonwealth Court.

	The Company believes that the PUC's rate decision, along with several initiatives the Company has put in place, should improve financial performance. These initiatives include:

o	A $671 million reduction in capital expenditures over
the five-year period 1996-2000, including reductions of $93 million and $220 million for 1996 and 1997, respectively; these reductions reflect, among other things, a decision to not install scrubbers at the Company's Montour coal generating station;

o	Except for common equity capital to be provided through
sales of common stock by Resources, the Company expects to meet all of its construction expenditures and debt maturities through internally generated funds during the five-year period 1996-2000;

o	A planned 8 percent reduction in operation and
maintenance costs through the year 2000; and

o	Marketing and economic development activities to
achieve an average compound growth rate of about 2 percent in sales to service area customers through the year 2000.

	These strategies are consistent with the Company's continuing commitment to keep its prices as stable as possible and to maintain customer rates that compare favorably with those of neighboring utilities.

	The Company and Resources believes that rate decision and these initiatives should result in financial performance that will permit Resources to increase shareowner value, including growth in the dividend on Resources' common stock over the long term. However, actual sales growth and improvement in earnings and financial performance will depend upon economic conditions, the levels of consumption, the impact of increasing competition in the electric utility industry, the effects of regulation and other factors.



                           SIGNATURE

	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                               PP&L Resources, Inc.
                                  (Registrant)

                         Pennsylvania Power & Light Company
                                  (Registrant)





                              /s/ R. E. Hill
                                  R. E. Hill
                       Senior Vice President-Financial and
                        Treasurer (PP&L Resources, Inc.)
                       Senior Vice President-Financial
                        (Pennsylvania Power & Light Company)





Date:  October 6, 1995